Exhibit 10

SECURED DEBENTURE PURCHASE AGREEMENT

SECURED DEBENTURE PURCHASE AGREEMENT (this “Agreement”) dated as of March 31, 2006, by and among Media Finance en Suisse Holding GmbH of Zug, Switzerland (the “Purchaser”) and Satellite Newspapers Suisse GmbH of Zug, Switzerland (the “Seller”).

W I T N E S S E T H:

WHEREAS, Seller has determined that it is in its best interest to sell $2,700,000 original principal amount of Series A Premium Secured Convertible Debentures (the “Debentures”) of Satellite Newspapers Corp., a Nevada corporation (the “Company”), and its two subsidiaries Satellite Newspapers Content BV and Satellite Newspapers Trading BV for total aggregate consideration of Two Million Seven Hundred Thousand ($2,700,000) U.S. Dollars; and

WHEREAS, Seller has determined that it is in its best interest to acquire all validly issued and subsisting patents relating to the manufacture of the Kiosks, which patents are registered in the United States of America bearing registration numbers 5,860,362 (referred to in this Agreement as the “Patents”), and of confidential and proprietary know-how relating to the practice of the Patents and to the manufacture of the articles described in the Patents currently owned by the Purchaser and is valued in excess of Two Million ($2,000,000) US Dollars and its current receivables totaling Seven Hundred Thousand ($700,000) U.S. Dollars;

WHEREAS, Purchaser has determined that it is in its best interest to acquire the Debenture and the its two subsidiaries Satellite Newspapers Content BV and Satellite Newspapers Trading BV by selling to Seller all its Patents, and of confidential and proprietary know-how relating to the practice of the Patents and to the manufacture of the articles described in the Patents in exchange for the Debentures;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF COMPANY STOCK

1.1         Sale of Debentures. Subject to the terms and conditions herein stated, the Seller hereby agrees to sell, assign, transfer and deliver to Purchaser on the Closing Date, the Debentures, and its two subsidiaries Satellite Newspapers Content BV and Satellite Newspapers Trading BV and the Purchaser agree to purchase from such Seller on the Closing Date, all of such Debentures, which shall be transferred to the Purchaser. The Debentures shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the Seller thereof. The Debentures are in the principal amounts of Two Million Seven Hundred Thousand ($2,700,000) US Dollars, bear interest at the annual rate of Eight (8%) Percent and are convertible into the number of shares of Satellite Newspapers Corp. (code: SNWP), at the conversion rate of $0.005 per share or 50% of the market price if the stock trades below $0.005.

1.2        Purchase Price. Purchaser shall deliver to Sellers, all rights to the Patents, and of confidential and proprietary know-how relating to the practice of the Patents and to the manufacture of the articles described in the Patents currently owned by the Purchaser valued in excess of Two Million ($2,000,000) US Dollars and its current receivables totaling Seven Hundred Thousand ($700,000) U.S. Dollars, and Seller shall deliver to the purchaser its two subsidiaries Satellite Newspapers Content BV and Satellite Newspapers Trading BV, all together referred to herein as the “Purchase Price”.

1.3        Closing. The closing of the transactions shall take place on or prior to March 31, 2006, or at such other time as the parties may agree upon. Such time and date are herein referred to as the “Closing Date.”

ARTICLE II

SECURITY

2.1 Security Interest As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the obligations and in order to induce the Purchase to enter into this Agreement, Seller hereby, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Purchaser and hereby grants to Purchaser a security interest in all the issued and outstanding shares of Satellite Newspapers Suisse GmbH owned by Seller.

2.2 Representations and Warranties. Seller hereby represents and warrants to Purchaser that except for the security interest granted under this Agreement, Seller is the sole legal and equitable owner of all the issued and outstanding shares of Satellite Newspapers Suisse GmbH which it purports to grant a security interest hereunder, having good, marketable title thereto and that the Purchaser shall have a valid, binding and enforceable lien and/or security interest in and to said shares.

2.3 Rights and Remedies Upon Default. If any Event of Default shall occur and be continuing, the Purchaser shall have the right to take title to, seize, assign, sell, and otherwise dispose of the collateral shares, or any part thereof, either at public or private sale, in lots or in bulk, for cash, credit or otherwise, with or without representations or warranties, and upon such terms as shall be reasonable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Purchasers to acquire the Debentures, Seller hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, as follows:

3.1.       Ownership of Rights. Seller is the true and lawful owner of the Debentures, free and clear of any claims, restrictions, liens or encumbrances, and has all the necessary power and authority to convey, transfer, and assign the Debentures to Purchaser.

3.2.       Delivery of Rights. Upon delivery to Purchaser on the Closing Date of the instruments of conveyance with respect to the Debentures, Purchaser will acquire good and marketable title to the Debentures free and clear of all claims, liens, mortgages, easements, leases, convenants, restrictions, pledges, charges, security interests, or other encumbrances.

3.3.       Organization of Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of Switzerland and has all requisite corporate power to execute, deliver and perform the provisions of this Agreement and the transactions contemplated hereby.

3.4.         Authorization. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby will, as of the Closing Date, have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement is and represents the valid and legally binding obligations of Seller, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors’ rights, and by general equitable principals.

3.5.       Effect of this Agreement. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by Seller with any of the provisions hereof will not: (i) conflict with or result in a breach of any provision of its Certificate of Incorporation or By-Laws; or (ii) to the best knowledge of the Seller, result in any breach or violation of the terms of any agreement by which the Seller is bound or of any decree, injunction, judgment, order, law, rule or regulation, now in effect and to which Seller (or the Debentures) is subject.

3.6.       Disclosure. Tot the best of Sellers’ knowledge, there are no present investigations or inquiries from any regulatory authorities having jurisdiction over the Debentures, or the Seller

ARTICLE IV

MISCELLANEOUS

4.1        Inter-company Payables and Receivables. All inter-company payables and receivables between the Company, and its two subsidiaries Satellite Newspapers Content BV and Satellite Newspapers Trading BV shall be eliminated as of this date as part of this transaction.

4.2        Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated herein. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

4.3        Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

4.4        Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter, and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

4.5        Assignments, Successors and No Third-Party Rights. Any party may assign any of its rights or delegate any of its obligations under this Agreement. This Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section.

4.6        Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

4.7        Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles" and "Sections" refer to the corresponding Articles and Sections of this Agreement.

4.8        Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

4.9        Governing Law; Consent to Jurisdiction. (a) The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of Switzerland applicable to contracts made and to be performed entirely within Switzerland.

(b)        Any proceeding, action, litigation or claim (a “Proceeding”) arising out of or relating to this Agreement or any of the transactions contemplated herein may be brought in the courts of Switzerland, and each of the parties irrevocably submits to the exclusive jurisdiction of such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth opposite its name below and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner permitted by law.

4.10      Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed by their respective officers who have been duly authorized, all as of the day and year first above written.

Seller:	Purchaser:

Media Finance an Suisse Holding GmbH	Satellite Newspapers Suisse GmbH

By:	/s/ Roy Piceni________________	By:	/s/ Roy Piceni_______________
		Name: Roy Piceni	Name: Roy Piceni
		Title: President	Title: C.E.O.

By:	/s/ Randy Hibma_____________
Name: Randy Hibma
Title: C.F.O.

Stock Issuer:

Satellite Newspapers Corp.

By:	/s/ Jerri Palmer_______________
Name: Jerri Palmer
Title: C.E.O.

By:	/s/ Randy Hibma______________
Name: Randy Hibma
Title: C.F.O